EXHIBIT 3(ii):
BY-LAWS
OF
PAYCHEX, INC.
ARTICLE I
OFFICES
     SECTION 1. The registered office of Paychex, Inc., a Delaware corporation (hereinafter referred to as the “Corporation”), shall be located within the State of Delaware.
     SECTION 2. The Corporation may also have offices at such places, either within or without the State of Delaware and either within or without the United States of America, as the board of directors may from time to time designate or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     SECTION 1. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware and either within or without the United States of America, as shall be stated in the notice of meeting or in a duly executed waiver thereof.
     SECTION 2. The annual meeting of stockholders shall be held on such date and at such hour as shall be designated each year by the board of directors. At such annual meeting, the stockholders shall elect a board of directors and transact such other business as may be properly brought before the meeting.
     SECTION 3. Special meetings of stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation’s certificate of incorporation, may be called by the Chairman of the Board or the President and shall be called by the Chairman of the Board, the President or the Secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     SECTION 4. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote thereat not less than ten (10) nor more than sixty (60) days before the date of the meeting. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at his address as it appears on the records of the Corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A written waiver of notice signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.
     SECTION 5. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, at the time and in the manner required by applicable law, a list of stockholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the stockholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of stockholders.
     SECTION 6. The holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders, except as otherwise provided by statute or by the Corporation’s certificate of incorporation. The stockholders present and entitled to vote at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders entitled to vote to leave less than a quorum then present and represented provided that the action taken (other than an adjournment) is approved by at least a majority of the holders of stock required to constitute a quorum. Any stockholders’ meeting, annual or special, whether or not a quorum is present or represented, may be adjourned from time to time by the vote of the holders of a majority of the stock entitled to vote thereat, the holders of which are either present in person or represented by proxy, or the chairman of the meeting, but in the absence of a quorum no other business may be transacted at such meeting. At any adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified, except for such business as was duly transacted at any earlier meeting. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is set, a notice of the adjourned meeting shall be given as in the case of an original meeting to each stockholder of record entitled to vote at the meeting.
     SECTION 7. At each meeting of stockholders, the Chairman of the Board or, in his absence or inability to act, such other person as the board of directors may have designated shall call to order and act as chairman of the meeting. The Secretary or, in his absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting shall act as secretary of the meeting and keep the minutes thereof.
     SECTION 8. The order of business and the procedure at all meetings of the stockholders shall be as determined by the chairman of the meeting, unless otherwise prescribed by law or regulation.
     SECTION 9. Except as otherwise provided by statute or the Corporation’s certificate of incorporation, each holder of common stock of the Corporation shall be entitled at each meeting of stockholders to one (1) vote for each share of such stock standing in his name on the record of stockholders of the Corporation
      (a) on the date fixed pursuant to the provisions of Section 7 of Article V of these by-laws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or
      (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.
Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by proxy, provided that such proxy shall comply with the requirements of Delaware law. No proxy shall be voted after three (3) years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the Corporation entitled to vote thereon, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of statute or of the Corporation’s certificate of incorporation or of these by-laws, a different vote is required, in which case such express provision shall govern and control the decision of such question. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if represented by proxy, and shall state the number of shares voted.
     SECTION 10. The board of directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at, and make a written report of,

such meeting or any adjournment thereof. If any of the inspectors so appointed shall fail to appear or act, the chairman of the meeting shall, or, if inspectors shall not have been appointed, the chairman of the meeting may, appoint one or more inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares of capital stock of the Corporation outstanding and the voting power thereof, the number of shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, certify their determination of the number of shares represented at the meeting and shall receive votes or ballots, hear, determine and retain for a reasonable period a record of the disposition of, all challenges and questions arising in connection with the right to vote, count and tabulate all votes or ballots, determine the results and perform such acts as are proper to conduct the election or vote with fairness to all stockholders. If more than one inspector has been appointed, the decision, act or certificate of a majority of the inspectors is effective in all respects as the decision, act or certificate of all of the inspectors. On request of the chairman of the meeting, the inspector shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as an inspector of election with respect to an election of directors. Inspectors need not be stockholders.
     SECTION 11. Any action required or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Where corporate action is taken in such manner by less than unanimous written consent, prompt written notice of the taking of such action shall be given to all stockholders who have not consented in writing thereto.
     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by statute to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE III
BOARD OF DIRECTORS
     SECTION 1. The number of directors which shall constitute the whole board of directors shall consist of one or more members, the exact number to be fixed from time to time by the board of directors. Each director shall hold office until such director’s successor is elected and qualified or until such director’s earlier resignation or removal.
     SECTION 2. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors. The board of directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute, the Corporation’s certificate of incorporation or these by-laws directed or required to be exercised or done by the stockholders.
     SECTION 3. Meetings of the board of directors shall be held at such place or places, within or without the State of Delaware and either within or without the United States of America, as the board of directors may from time to time determine or as shall be specified in the notice of any such meeting.
     SECTION 4. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the board of directors may be held at such other time, within or without the State of Delaware and either within or without the United States of America, as shall be specified in a notice thereof given as provided in Section 7 of this Article III.
     SECTION 5. Regular meetings of the board of directors shall be held at such time and place as the board of directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the board of directors need not be given.
     SECTION 6. Special meetings of the board of directors may be called by the Chairman of the Board or the President and shall be called by the Secretary on the written request of a majority of the members of the Board of Directors.
     SECTION 7. Notice of each special meeting of the board of directors shall be given by the President or the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these by-laws, such notice need not state the purpose or purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least two (2) days before the time of the meeting, or shall be sent addressed to him at such place by telegraph, cable, telex, telefax, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least twelve (12) hours before the time of the meeting. A written waiver of notice signed by a director, whether before or after the time stated therein, shall be deemed equivalent to notice to such director. Attendance of a director at the meeting shall constitute a waiver of notice of such meeting by such director, except when such director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
     SECTION 8. At all meetings of the board of directors, a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and, except as otherwise expressly required by statute or the Corporation’s certificate of incorporation or these by-laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors. In the absence of a quorum at any meeting of the board of directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a board and the individual directors shall have no power as such.
     SECTION 9. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy in the board of directors caused by such resignation may be filled by a majority vote of the board of directors for the unexpired portion of the term.
     SECTION 10. Any director of the Corporation may be removed, at any time, with or without cause, by the affirmative vote of the holders of record of a majority of the outstanding shares of stock entitled to vote at a meeting of stockholders, and any vacancy in the board of directors caused by any such removal may be filled by the stockholders at said meeting in which the vacancy is created or, if not so filled, by a majority vote of the Board of Directors for the unexpired portion of the term.
     SECTION 11. Unless restricted by the Corporation’s certificate of incorporation, the board of directors may, by resolution passed by a majority of the entire board of directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the Corporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, a member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place or any such absent or disqualified member. Except to the extent restricted by statute or the Corporation’s certificate of incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all of the powers and authority of the board of directors, including, if such resolution so provides, the power to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to section 253 of Title 8 of the Delaware Code, and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the board of directors and have such name as may be determined from time to time by resolution adopted by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors.
     SECTION 12. Any action required or permitted to be taken by the board of directors or any committee thereof may be taken without a meeting if all members of the board of directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the board of directors or such committee, as the case may be.
     SECTION 13. Any one or more members of the board of directors or any committee of the board of directors may participate in a meeting of the board of directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
     SECTION 14. A director of the Corporation who is present at a meeting of the board of directors or any committee thereof at which action is taken shall be presumed to have assented to the action taken unless his dissent or abstention there from shall be entered in the minutes of the meeting or unless he shall file a written dissent from such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation within five days after the date a copy of the minutes of the meeting is received. Such right to dissent shall not apply to a director who voted in favor of such action.
     SECTION 15. The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

ARTICLE IV
OFFICERS
     SECTION 1. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of stockholders, or as soon thereafter as possible. The board of directors shall elect from among its number a Chairman of the Board. The board of directors shall also elect a President, a Secretary and a Treasurer, who need not be directors. If the board of directors wishes, it may also elect such other officers (including, without limitation, one or more Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the Corporation. Any two or more offices may be held by the same person. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death, resignation or removal, as hereinafter provided. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, shall be filled only by a majority vote of the board of directors for the unexpired portion of the term.
     SECTION 2. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its tender. Unless otherwise specified therein, the acceptance of any such registration shall not be necessary to make it effective.
     SECTION 3. Any officer of the Corporation may be removed, either with or without cause, at any time, by the board of directors at any meeting thereof, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
     SECTION. 4. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-Laws or by the Board of Directors.
     SECTION 5. The President shall, subject to the control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these By-Laws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meeting of the stockholders and the Board of Directors, the President shall be the chief executive and operating officer of the Corporation. He shall perform all duties incident to the office of chief executive and operating officer and such other duties as may from time to time be assigned to him by the Board of directors.
     SECTION 6. Each Vice President, if any, shall perform all duties incident to his office and such other duties as from time to time may be assigned to him by the board of directors, the Chairman of the Board or the President.
     SECTION 7. The Treasurer shall
          (a) be the principal financial officer and principal accounting officer of the Corporation;
          (b) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;
          (c) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;
          (d) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the board of directors or pursuant to its direction;
          (e) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;
          (f) disburse the funds of the Corporation and supervise the investment of its funds, taking proper vouchers therefore;
          (g) render to the board of directors, whenever the board of directors may require, an accounting of the financial condition of the Corporation; and
          (h) in general, perform all other duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the board of directors or the President.
     SECTION 8. Secretary. The Secretary shall
          (a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the board of directors, the committees of the board of directors and the stockholders;
          (b) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law;

          (c) see that the books, reports, statements certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
          (d) in general, perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the board of directors or the President.
     SECTION 9. The Assistant Treasurer, if any, or if there shall be more than one, the Assistant Treasurers in the order determined by the board of directors (or, if there be no such determination, then in the order of their election), shall, at the request of the President or the Treasurer or in the absence of the Treasurer or in the event of his inability or refusal to act, perform the duties of the Treasurer (and when so acting, shall have the powers of and be subject to the restrictions placed upon the Treasurer in respect of the performance of such duties) and shall perform such other duties as from time to time may be assigned by the board of directors or the President.
     SECTION 10. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the board of directors (of, if there be no such determination, then in the order of their election),shall, at the request of the President or the Secretary or in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties of the Secretary (and when so acting, shall have the powers of and be subject to the restrictions placed upon the Secretary in respect of the performance of such duties) and shall perform such other duties as from time to time may be assigned by the board of directors or the President.
     SECTION 11. If required by the board of directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the board of directors may require.
     SECTION 12. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the board of directors. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.
ARTICLE V
STOCK CERTIFICATES AND THEIR TRANSFER
     SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preference and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth, on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
     SECTION 2. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.
     SECTION 3. The board of directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed. When authorizing the issuance of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond or other indemnity in such amount as it may direct sufficient to indemnify it against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.
     SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent and vote such stock.

     SECTION 5. The board of directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.
     SECTION 6. The board of directors may make such additional rules and regulations, not inconsistent with these by-laws, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation.
     SECTION 7. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or any allotment of rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors fix a new record date for the adjourned meeting.
     SECTION 8. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.
ARTICLE VI
INDEMNIFICATION
     SECTION 1. To the full extent authorized by law, the Corporation shall indemnify any person made, or threatened to be made, a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is serving or served any other corporation, or any partnership, joint venture, trust, employee benefit plan or other enterprise, in any such capacity at the request of the Corporation (“indemnitee”) against expenses (including attorneys’ and other fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection therewith.
     SECTION 2. Expenses actually and reasonably incurred by an indemnitee in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon an undertaking by or on behalf of such indemnitee to repay such amount if it shall ultimately be determined, by final judicial decision from which there is no further right of appeal, that he is not entitled to be indemnified by the Corporation. To be entitled to such advancement of expenses, the indemnitee shall cooperate in good faith with any request by the Corporation that common counsel be used by parties to such action or proceeding who are similarly situated unless it would be inappropriate to do so because of actual or potential conflicts between the interests of such parties.
     SECTION 3. The Corporation may, to the extent authorized by the board of directors, grant rights of indemnification and advancement of expenses to any employee or agent of the Corporation to the full extent of the provisions of this Article with respect to indemnification and advancement of expenses of directors and officers of the Corporation.
     SECTION 4. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which any person covered hereby may be entitled other than pursuant to this Article.
ARTICLE VII
GENERAL PROVISIONS
     SECTION 1. Subject to the provisions of law and the Corporation’s certificate of incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the board of directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the Corporation, unless otherwise provided by law or the Corporation’s certificate of incorporation.
     SECTION 2. The seal of the Corporation shall be in such form as shall be approved by the board of directors.
     SECTION 3. The fiscal year of the Corporation shall begin the first day of June in each year and end on the next succeeding 31st day of May, or otherwise as the board of directors shall determine.
     SECTION 4. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the board of directors or by an officer or officers authorized by the board of directors to make such designation.
     SECTION 5. The board of directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 6. Unless otherwise provided by resolution of the board of directors, the Chairman of the Board or the President, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes which the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose shares or securities may be held by the corporation, at meetings of the holders of the shares or other securities of such other corporation. In the event one or more attorneys or agents are appointed, the Chairman of the Board or the President, may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the President may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the Corporation and under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.
     SECTION 7. All nouns and pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the context may require.
ARTICLE VIII
AMENDMENTS
     SECTION 1. These by-laws may be amended, altered or repealed by the stockholders or by the board of directors.